Exhibit 10.22.5.11

GUARANTY

BY

PRIMEENERGY MANAGEMENT CORPORATION

PRIME OPERATING COMPANY

EASTERN OIL WELL SERVICE COMPANY

SOUTHWEST OILFIELD CONSTRUCTION COMPANY

AND

E O W S MIDLAND COMPANY

IN FAVOR OF

COMPASS BANK,

AS AGENT

                         , 2010

TABLE OF CONTENTS

ARTICLE I DEFINITIONS AND INTERPRETATION	1
1.1 Terms Defined Above	1
1.2 Terms Defined in Agreement	1
1.3 Additional Defined Terms	1
1.4 References	2
1.5 Articles and Sections	2
1.6 Number and Gender	2

ARTICLE II GUARANTY	2
2.1 Guaranty	2
2.2 Absolute, Complete, and Continuing Guaranty	2
2.3 Liability Not Impaired	3
2.4 Primary Liability	3
2.5 Security; Additional Guarantees	3
2.6 Waivers	3
2.7 Pursuit of Remedies	4
2.8 Status of Borrower	4
2.9 Independent Review; Solvency	4
2.10 Enforcement Costs	4
2.11 Joint and Several Liability	5

ARTICLE III REPRESENTATIONS AND WARRANTIES	5

ARTICLE IV SUBORDINATION OF INDEBTEDNESS	5
4.1 Subordination of All Guarantor Claims	5
4.2 Claims in Bankruptcy	5
4.3 Payments Held in Trust	5
4.4 Liens Subordinate	6
4.5 Notation of Records	6

ARTICLE V MISCELLANEOUS	6
5.1 Survival of Representations, Warranties, and Covenants	6
5.2 Notices and Other Communications	6
5.3 Parties in Interest	6
5.4 Rights of Third Parties	7
5.5 No Waiver; Rights Cumulative	7
5.6 Severability	7
5.7 Amendments; Waivers	7
5.8 Review of Guaranty	7
5.9 Payments	7
5.10 Governing Law	7
5.11 Counterparts	7
5.12 Conflict with Credit Agreement	8

- i -

GUARANTY

This GUARANTY (this “Guaranty”) dated the              day of                 , 2010, is by PRIMEENERGY MANAGEMENT CORPORATION, a New York corporation, PRIME OPERATING COMPANY, a Texas corporation, EASTERN OIL WELL SERVICE COMPANY, a West Virginia corporation, SOUTHWEST OILFIELD CONSTRUCTION COMPANY, an Oklahoma corporation, and E O W S MIDLAND COMPANY, a Texas corporation (collectively, the “Guarantors”), in favor of COMPASS BANK, an Alabama banking association, in its capacity as agent (in such capacity, the “Agent”) for the lenders from time to time parties to or bound by that certain Second Amended and Restated Credit Agreement dated of even date herewith, by and among PrimeEnergy Corporation, a Delaware corporation (the “Borrower”), the Guarantors, such lenders (the “Lenders”) and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) and, under certain circumstances, certain other parties, for the benefit of the Lenders and such other parties.

W I T N E S S E T H:

WHEREAS, pursuant to the terms and conditions of the Agreement, the Agent and the Lenders shall extend credit to or for the benefit of the Borrower;

WHEREAS, the Guarantors will derive substantial direct and indirect benefits from the extensions of credit to or for the benefit of the Borrower pursuant to the Agreement; and

WHEREAS, the Guarantors have agreed to enter into this Guaranty as a material inducement to the Agent and the Lenders to extend credit to the Borrower pursuant to the terms of the Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Terms Defined Above. As used in this Guaranty, each of the terms “Agent,” “Agreement,” “Borrower,” “Guarantors,” “Guaranty,” and “Lenders” shall have the meaning assigned to such term hereinabove.

1.2 Terms Defined in Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Agreement.

1.3 Additional Defined Terms.

“Guaranteed Indebtedness” shall mean the Obligations as to which payment is guaranteed by the Guarantor pursuant to Section 2.1.

“Guarantor Claims” shall have the meaning indicated in Section 4.1.

1.4 References. References in this Guaranty to “hereby,” “herein,” “hereinafter,” “hereinabove,” “hereinbelow,” “hereof,” “hereunder” and words of similar import shall be to this Guaranty in its entirety and not only to the particular article or section in which such reference appears. Specific enumeration herein shall not exclude the general and, in such regard, the terms “includes” and “including” used herein shall be deemed to mean “includes, without limitation,” or “including, without limitation,” as the case may be, where appropriate. Except as otherwise indicated, references in this Guaranty to statutes, sections, or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending, replacing, succeeding, or supplementing the statute, section, or regulation to which reference is made. References in this Guaranty to “writing” include printing, typing, lithography, facsimile reproduction, and other means of reproducing words in a tangible visible form. References in this Guaranty to agreements and other contractual instruments shall be deemed to include all exhibits and appendices attached thereto and all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Guaranty. References in this Guaranty to Persons include their respective successors and permitted assigns.

1.5 Articles and Sections. This Guaranty, for convenience only, has been divided into articles and sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into articles and sections and without regard to headings prefixed to such articles or sections.

1.6 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

ARTICLE II

GUARANTY

2.1 Guaranty. Each of the Guarantors hereby unconditionally guarantees the prompt payment and performance when due (whether at stated maturity, by acceleration, or otherwise) of the Obligations and all renewals and extensions thereof.

2.2 Absolute, Complete, and Continuing Guaranty. This is an absolute, unconditional, irrevocable, complete, and continuing Guaranty. It is expressly understood and provided that the liability of each of the Guarantors hereunder shall constitute the absolute and unconditional obligation of such Guarantor. The Borrower, the Agent and the Lenders may, in accordance with the terms of the Agreement, increase, rearrange, extend, and/or renew all or any portion of the Obligations without notice to the Guarantors; and in such event, each of the Guarantors shall remain fully bound hereunder for payment of the Guaranteed Indebtedness. The obligations of the Guarantor hereunder shall not be released, impaired, or diminished by any amendment, modification, or alteration of the Agreement or any other Loan Document, except as may be expressly provided in any such amendment, modification, or alteration. Each of the Guarantors shall remain liable under this Guaranty regardless of whether the Borrower or any other guarantors be found not liable on all or any part of the Obligations for any reason, including insanity, minority, disability, bankruptcy, insolvency, death, liquidation, or dissolution, even though rendering all or any part of the Obligations void, unenforceable, or uncollectible as against the Borrower or any other guarantors. This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Indebtedness is rescinded or must otherwise be returned by the Lenders upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, all as though such payment had not been made and will, thereupon, guarantee payment of such amount as to which refund or restitution has been made, together with interest accruing thereon subsequent to the date of refund or restitution at the applicable rate under the Agreement and collection costs and fees (including reasonable attorneys’ fees) applicable thereto.

2.3 Liability Not Impaired. The liabilities and obligations of each of the Guarantors hereunder shall not be affected or impaired by (a) the failure of any Lien intended to be granted or created to secure all or any part of the Obligations to be properly perfected or created or the unenforceability of any Lien for any other reason or (b) the subordination of any such Lien to any other Lien.

2.4 Primary Liability. The liability of each of the Guarantors for the payment of the Guaranteed Indebtedness shall be primary and not secondary to the liability of the Borrower and this Guaranty shall constitute a guarantee of payment and not a guarantee of collection.

2.5 Security; Additional Guarantees. Each of the Guarantors authorizes the Agent, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor hereunder, (a) to take and hold security voluntarily provided by any Person as security for the payment of all or any portion of the Obligations, and to exchange, enforce, waive, and/or release any such security; (b) to apply such security and direct the order or manner of sale thereof as the Agent in its discretion may determine; and (c) to obtain a guaranty of all or any portion of the Obligations from any one or more other Persons and to enforce, waive, rearrange, modify, limit, or release at any time or times such other Persons from their obligations under such guaranties, whether with or without consideration.

2.6 Waivers. Each of the Guarantors waives any right to require the Agent to pursue any other remedy in the power of the Agent, including to first (a) proceed against the Borrower and make all reasonable efforts at the collection of the Guaranteed Indebtedness from the Borrower or any other guarantors or Persons liable for all or any part of the Guaranteed Indebtedness or (b) proceed against or exhaust any Collateral, prior to seeking payment by such Guarantor of the Guaranteed Indebtedness. Each of the Guarantors also waives, until one year following payment in full of the Obligations and the termination of the obligation of the Lenders to make Loans to or for the benefit of the Borrower pursuant to the Agreement or any obligation of the Agent to issue Letters of Credit for the account of the Borrower pursuant to the Agreement, any right of such Guarantor, upon satisfaction of the obligation of such Guarantor hereunder, to subrogation to any rights of the Lenders against the Borrower under the Agreement or any other Loan Document. Each of the Guarantors further waives any and all rights and remedies of suretyship, including those it may have or be able to assert by reason of the provisions of (i) Section 17.001 of the Texas Civil Practice and Remedies Code, Texas Rule of Civil Procedure 31 and (ii) Sections 51.003 through 51.005 of the Texas Property Code, relating to deficiency judgments. Each of the Guarantors waives any defense arising by reason of any disability, lack of authority or power, or other defense of the Borrower or any other guarantors of all or any part of the Obligations. Each of the Guarantors expressly waives all notices of any kind, presentment for payment, demand for payment, protest, notice of protest, notice of intent to accelerate maturity, notice of acceleration of maturity, dishonor, diligence, notice of any amendment of any Loan Document, notice of any adverse change in the financial condition of the Borrower, notice of any adjustment, indulgence, forbearance, or compromise that might be granted or given by the Agent or the Lenders to the Borrower, and notice of acceptance of this Guaranty, acceptance on the part of the Agent and the Lenders being conclusively presumed by the request for this Guaranty and the delivery of this Guaranty to the Agent. The liability and obligations of each of the Guarantors hereunder shall not be affected or impaired by any action or inaction by the Agent in regard to any matter waived or notice of which is waived by such Guarantor in this Guaranty.

2.7 Pursuit of Remedies. The Agent may pursue any remedy without altering the obligations of any Guarantor hereunder and without liability to any Guarantor, even though the pursuit of such remedy may result in the loss by any Guarantor of rights of subrogation or to proceed against others for reimbursement or contribution or any other right, and the Agent is not obligated to foreclose or otherwise seek remedies against any Collateral securing the Obligations prior to the enforcement of this Guaranty.

2.8 Status of Borrower. Should the status of the Borrower change in any way, as a result of reorganization or dissolution, any sale, lease, or transfer of any or all of the assets of the Borrower, any change in the shareholders or partners of the Borrower or otherwise, this Guaranty shall continue and shall cover the Guaranteed Indebtedness under the new status. This Section shall not, however, be construed to authorize any action by the Borrower otherwise prohibited under the Agreement or any other Loan Document.

2.9 Independent Review; Solvency. No Guarantor is relying on the financial condition of the Borrower or any Property intended as Collateral as an inducement to enter into this Guaranty. Each of the Guarantors acknowledges that it is not relying on any representations (oral or otherwise) of the Agent, any Lender or any other Person except as may be expressly described in this Guaranty. As of the date hereof, and after giving effect to this Guaranty and the contingent obligations evidenced hereby, each of the Guarantors is and will be solvent, and has and will have property which, valued fairly, exceeds the obligations, debts, and liabilities of such Guarantor, and has and will have Property sufficient to satisfy, repay, and discharge the same. In the event of the insolvency of any Guarantor, the Agent shall have the option to declare the Guaranteed Indebtedness immediately due and payable from such Guarantor.

2.10 Enforcement Costs. If the Guaranteed Indebtedness is not paid by a Guarantor when due, as required herein, and this Guaranty is placed in the hands of an attorney for collection or is enforced by suit or through probate or bankruptcy court or through any other judicial proceedings, such Guarantor shall pay to the Agent, in addition to the amount of the Guaranteed Indebtedness, an amount equal to the reasonable attorneys’ fees and collection costs incurred by the Agent in the collection of the Guaranteed Indebtedness.

2.11 Joint and Several Liability. The liability of the Guarantors under this Guaranty is joint and several.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to make Loans to or for the benefit of the Borrower and the Agent to issue Letters of Credit for the account of the Borrower, each of the Guarantors has made the representations and warranties set forth in the Agreement.

ARTICLE IV

SUBORDINATION OF INDEBTEDNESS

4.1 Subordination of All Guarantor Claims. As used herein, the term “Guarantor Claims” shall mean all debts and obligations of the Borrower to any of the Guarantors, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or hereafter may be created, or the manner in which they have been or may be acquired by the relevant Guarantor. Except to the extent set forth and allowed under Section 6.9 of the Agreement and to the extent of payments on Indebtedness permitted under Section 6.7(c) of the Agreement, until the Obligations shall be paid and satisfied in full and each Guarantor shall have performed all of its obligations hereunder, no Guarantor shall receive or collect, directly or indirectly, from the Borrower any amount upon any Guarantor Claim owed to such Guarantor.

4.2 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving the Borrower, the Agent, acting for the Lenders, or any Lender shall have the right to prove its claim in any proceeding, so as to establish its rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon any Guarantor Claims. Each of the Guarantors hereby assigns such dividends and payments to the Agent, for the benefit of the Lenders. Should the Agent or any Lender receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to a Guarantor, and which, as between the Borrower and such Guarantor, shall constitute a credit upon the Guarantor Claims owing to such Guarantor, then upon payment in full of the Obligations, such Guarantor shall become subrogated to the rights of the Agent or such Lender to the extent that such payments to the Agent or such Lender on the relevant Guarantor Claims have contributed to the liquidation of the Obligations which would have been unpaid if the Agent or such Lender had not received dividends or payments upon the relevant Guarantor Claims.

4.3 Payments Held in Trust. Except to the extent set forth and allowed under Section 6.9 of the Agreement and to the extent of payments on Indebtedness permitted under Section 6.7(c) or Section 6.7(d) of the Agreement, in the event that, notwithstanding the provisions of

Section 4.1 and Section 4.2, any Guarantor should receive any funds, payments claims or distributions which are prohibited by the provisions of such Sections, such Guarantor agrees (a) to hold in trust for the Agent, for the benefit of the Lenders, an amount equal to all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Agent, for the benefit of the Lenders; and such Guarantor covenants promptly to pay the same to the Agent, for the benefit of the Lenders.

4.4 Liens Subordinate. Each of the Guarantors agrees that, until the Obligations are paid in full, any Liens upon the Borrower’s assets securing payment of any Guarantor Claims owing to such Guarantor shall be and remain inferior and subordinate to any Liens upon the Borrower’s assets securing payment of the Obligations, regardless of whether such encumbrances in favor of such Guarantor or the Agent presently exist or are hereafter created or attach. Without the prior written consent of the Agent, no Guarantor, during the period in which any of the Obligations are outstanding, shall (a) exercise or enforce any creditor’s right it might have against the Borrower, or (b) foreclose, repossess, sequester, or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any lien, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of the Borrower held by any Guarantor.

4.5 Notation of Records. All promissory notes and, upon the request of the Agent, all accounts receivable ledgers or other evidence of any Guarantor Claims accepted by or held by any Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Guaranty.

ARTICLE V

MISCELLANEOUS

5.1 Survival of Representations, Warranties, and Covenants. All representations and warranties of the Guarantors and all covenants and agreements herein made shall survive the making of the Loans and issuing of Letters of Credit and shall remain in force and effect so long as any Obligation is outstanding or there exists any commitment under the Agreement to make Loans or issue Letters of Credit.

5.2 Notices and Other Communications. Except as to oral notices expressly authorized herein, which oral notices shall be confirmed promptly in writing, all notices, requests, and communications hereunder shall be in writing (including by facsimile). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, two Business Days after deposit in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of facsimile notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed to the address of the relevant party for notices under the Agreement.

5.3 Parties in Interest. Subject to any applicable restrictions contained herein or in the Agreement, all covenants and agreements herein contained by or on behalf of any Guarantor or the Agent shall be binding upon such Guarantor or the Agent, as the case may be, and their respective successors and permitted assigns.

5.4 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Agent and its successors and assigns. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms.

5.5 No Waiver; Rights Cumulative. No course of dealing on the part of the Agent, its officers or employees, nor any failure or delay by the Agent with respect to exercising any of its rights under the Agreement or any other Loan Document (including this Guaranty) shall operate as a waiver thereof. The rights of the Agent under the Agreement and the other Loan Documents (including this Guaranty) shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

5.6 Severability. In the event any one or more of the provisions contained in this Guaranty shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Guaranty.

5.7 Amendments; Waivers. Neither this Guaranty nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

5.8 Review of Guaranty. This Guaranty was reviewed by each Guarantor, and each Guarantor acknowledges and agrees that it understands fully all of the terms of this Guaranty and the consequences and implications of its execution of this Guaranty and has been afforded an opportunity to have this Guaranty reviewed by an attorney and such other Persons as desired and to discuss the terms, consequences, and implications of this Guaranty with such attorney and other Persons.

5.9 Payments. All amounts becoming payable by any Guarantor under this Guaranty shall be payable to the Agent at its office as set forth in the Agreement, and shall be due and payable within two Business Days of written demand.

5.10 Governing Law. THIS GUARANTY AND ALL ISSUES ARISING IN CONNECTION HEREWITH AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW.

5.11 Counterparts. For the convenience of the parties, this Guaranty may be executed in multiple counterparts and by different parties hereto in separate counterparts, each of which for all purposes shall be deemed to be an original, and all of which together shall constitute one and the same Guaranty, and shall be enforceable as of the date hereof upon the execution of one or more counterparts hereof by each of the parties hereto. In this regard, each of the parties hereto acknowledges that a counterpart of this Guaranty containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Guaranty by each party hereto and shall constitute one instrument.

5.12 Conflict with Agreement. In the event of a conflict between any provision of this Guaranty and a provision of the Agreement, the provision of the Agreement shall control; provided, however, the inclusion in this Guaranty of a provision with respect to which there is no corresponding provision in the Agreement shall not constitute a conflict with any provision of the Agreement.

(Signatures appear on following pages)

IN WITNESS WHEREOF, this Guaranty is executed as of the date first above written.

GUARANTORS:

PRIMEENERGY MANAGEMENT CORPORATION

By:
Beverly A. Cummings
Executive Vice President, Treasurer and Chief Financial Officer

PRIME OPERATING COMPANY

By:
Beverly A. Cummings
Executive Vice President, Treasurer and Chief Financial Officer

EASTERN OIL WELL SERVICE COMPANY

By:
Beverly A. Cummings
Executive Vice President, Treasurer and Chief Financial Officer

SOUTHWEST OILFIELD CONSTRUCTION COMPANY

By:
Beverly A. Cummings
Executive Vice President, Treasurer and Chief Financial Officer

(Signatures continue on following pages)

E O W S MIDLAND COMPANY

By:
Beverly A. Cummings
Executive Vice President, Treasurer and Chief Financial Officer

(Signatures continue on following page)

AGENT:

COMPASS BANK, as Agent

By:
Kathleen J. Bowen
Senior Vice President